  EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders of

BT Brands, Inc. and Subsidiaries:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 9, 2019, relating to the consolidated financial statements BT Brands, Inc. and Subsidiaries which appears in BT Brands, Inc.’s Form S-1 Registration Statement for the years ended December 30, 2018 and December 31, 2017.

Minneapolis, Minnesota

December 5, 2019

Boulay 7500 Flying Cloud Drive Suite 800 Minneapolis, MN 55344 (t) 952.893.9320 (f) 952.835.7296 BoulayGroup.com

Member of Prime Global, A Global Association of Independent Firms